ALLEGHENY ENERGY, INC.

                                 DEBT SECURITIES

                                 ---------------

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                 August 15, 2000

TO THE REPRESENTATIVES OF THE
  SEVERAL UNDERWRITERS NAMED IN
  THE RESPECTIVE PRICING AGREEMENTS
  HEREINAFTER DESCRIBED

Ladies and Gentlemen:

         From time to time Allegheny Energy, Inc., a Maryland corporation (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in
Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the "Securities") specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "Designated Securities").

         The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the "Indenture") identified in such Pricing Agreement.

         1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

         2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a) A registration statement on Form S-3 (File No. 333-41638) (the "Initial Registration Statement") in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the
     Representatives and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement, any post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective but excluding Form T-1, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the

     Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

          (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

          (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the Time of Delivery of the Designated Securities as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

          (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that would be material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material decrease in the capital stock, any material increase in the consolidated long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

          (e) The Company has been duly incorporated and is existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

          (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

          (g) The Securities have been duly authorized, and, when Designated Securities are issued and delivered pursuant to this Agreement and the
     Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery for such Designated Securities (as defined in Section 4 hereof), the Indenture will constitute a valid and legally binding instrument of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms, and the Designated Securities will conform, in all material respects to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to such Designated Securities;

          (h) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or any Pricing Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act, such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and such approval as may be required by applicable public utility commissions and under the Public Utility Holding Company Act of 1935;

          (i) The statements set forth in the Prospectus under the caption "Description of Securities We May Offer" and in any prospectus supplement under the caption "Description of Notes", insofar as they purport to constitute a summary of the terms of the Securities, and in the Prospectus under the caption "Plan of Distribution" and in any prospectus supplement under the caption, "Underwriting" insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

          (j) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

          (k) Other than as set forth in the Prospectus, as amended or supplemented, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which is reasonably likely to have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (l) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (m) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company.

         3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

         4. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery" for such Securities.

         5. The Company agrees with each of the  Underwriters  of any Designated
Securities:

          (a) To prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives (such approval not to be unreasonably withheld) and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities, other than periodic requirements under the Exchange Act not relating to the Securities or their offer and sale which shall be disapproved by the Representatives for such Securities acting reasonably promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

          (b)   Promptly   from  time  to  time  to  take  such  action  as  the
     Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such U.S. jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the later of
     (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives; and

          (f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of the Pricing Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda, closing documents and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.


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

         7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of the Pricing Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

         (b) Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated the Time of Delivery for such Designated Securities, with respect to the matters covered in subsection (d) below as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) The Company's corporate counsel, which counsel shall be reasonably satisfactory to the Representatives, shall have furnished to the Representatives his written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated the Time of Delivery for such Designated Securities, in form and substance reasonably satisfactory to the Representatives, to the effect that:

          (i) The Company has been duly incorporated and is existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power to own and operate its properties and to carry on its business as described in the Prospectus as amended or supplemented;

          (ii) To the best of such counsel's knowledge, other than as set forth in the Prospectus, as amended or supplemented, there are no material pending legal proceedings to which the Company is or may be a party or of which property of the Company is or may be the subject which depart from the ordinary routine litigation incident to the kinds of business conducted by the Company;

          (iii) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

          (iv) The Designated Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and the Designated Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;

          (v) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

          (vi) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture, this Agreement and the Pricing Agreement with respect to the Designated Securities and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

          (vii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the transactions contemplated by this Agreement or such Pricing Agreement or the Indenture, except such as have been obtained under the Act, the Public Utility Holding Act of 1935 and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

          (viii) The statements set forth in the Prospectus under the caption "Description of Securities We May Offer", and in any prospectus supplement under the caption "Description of Notes" insofar as they purport to constitute a summary of the provisions of the Indenture and in the Prospectus under the caption "Plan of Distribution" and in a prospectus supplement under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, and complete in all material respects;

          (ix) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and he has no reason to believe that any of such documents (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

          (x) The Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Time of Delivery for the Designated Securities (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (x) of this Section 7(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

         (d) The Company's outside counsel, which counsel shall be reasonably satisfactory to the Representatives, shall have furnished to the Representatives their written opinions (drafts of such opinions are attached as Annex II(c) hereto), dated the Time of Delivery for such Designated Securities, in form and substance reasonably satisfactory to the Representatives, to the effect that:

          (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation;

          (ii) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

          (iii) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles; and

          (iv) The Designated Securities have been duly authorized, executed and delivered by the Company and, assuming due authentication thereof by the Trustee and upon payment therefor by the Underwriters in accordance with the provisions of this Agreement and the Pricing Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

               Such Counsel shall also confirm to the Underwriters that on the basis of the information such counsel gained in the course of the performance of their services in connection with this offering of the Designated Securities as described in such letter, considered in the light of the experience such counsel has gained through their practice under the Act, that in their opinion, each part of the Registration Statement, when such part became effective, and the Prospectus, as amended and supplemented, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and further, that nothing that came to their attention in the course of such review has caused them to believe that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, as of the date of the Pricing Agreement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and also, that nothing that has come to their attention in the course of the procedures described in such letter has caused them to believe that the Prospectus, as amended or supplemented, as of the date and time of delivery of such counsel's letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, or the Prospectus, as amended and supplemented, except for those made in the Prospectus under the caption "Description of Securities We May Offer" and in any prospectus supplement under the caption "Description of the Notes" insofar as they relate to the provisions of the Indenture; and also that they do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Prospectus as amended or supplemented.

         (e) On the date of the Pricing Agreement for such Designated Securities at a time prior to the execution of the Pricing Agreement with respect to such Designated Securities and at the Time of Delivery for such Designated Securities, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the same date as the Pricing Agreement, and a letter dated such Time of Delivery, respectively, as to such matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives (the executed copy of the letter delivered upon execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

         (f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities there shall not have been any decrease in the capital stock or any material increase in the consolidated long-term debt of the Company and its subsidiaries on a consolidated basis or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

         (g) On or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Company's long-term debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's long-term debt securities or preferred stock

         (h) On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

         (i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

         (j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request; and

         (k) An order of the Commission under the Public Utility Holding Company Act of 1935 authorizing the issuance and sale of the Designated Securities shall be in full force and effect, and such order shall not contain any provision unacceptable to the Representatives in their reasonable judgment.

         8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities.

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof)
relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

         (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

         11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 6 and 8 hereof;

but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of each Pricing Agreement. As used herein, "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. THIS AGREEMENT AND EACH PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                            Very truly yours,

                                            ALLEGHENY ENERGY, INC.

                                            By:  /s/ Thomas J. Kloc
                                               ---------------------------------
                                               Name:   Thomas J. Kloc
                                               Title:  Vice President and
                                                       Controller

                                                                         ANNEX I

                            FORM OF PRICING AGREEMENT


[Name(s) of Representative(s)]
As Representatives of the several
     Underwriters named in Schedule I hereto, [c/o] [Name and address of lead Representative]


                                                            .............., 200_

Ladies and Gentlemen:

         Allegheny  Energy,   Inc.,  a  Maryland  corporation  (the  "Company"),
proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated July __, 2000 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us [one for the Company and each of the Representatives plus one for each counsel] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                                 Very truly yours,

                                                 ALLEGHENY ENERGY, INC.

                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

Accepted as of the date hereof:
[Name(s) of Representative(s)]

[By:]
     -----------------------------------
         [Name of lead representative]

[[Name(s) of Co-Representative Corporation(s)]


By:
   -------------------------------------
   Name:
   Title:

   -------------------------------------
      [(Name(s) of Co-Representative
             Partnership(s))]]

   On behalf of each of the Underwriters

                                   SCHEDULE I
                                                                       PRINCIPAL
                                                                       AMOUNT OF
                                                                      DESIGNATED
                                                                      SECURITIES
                                                                         TO BE
                            UNDERWRITER                                PURCHASED
                            -----------                                ---------

[Name of Lead Representative]........................................ $
[NAME(S) OF CO-REPRESENTATIVE(S)]....................................
[NAMES OF OTHER UNDERWRITERS]........................................






























                                                                      ----------
         Total....................................................... $
                                                                      ==========

                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

       [  %] [Floating Rate] [Zero Coupon] [Notes]
       [Debentures] due ____________________,

AGGREGATE PRINCIPAL AMOUNT:
       [$]

PRICE TO PUBLIC:

       ___% of the principal amount of the Designated  Securities,  plus accrued
       interest [,  if  any,]  from  ______  to   _____________   [and   accrued
       amortization[, if any,] from ________ to __________]

PURCHASE PRICE BY UNDERWRITERS:

       ____% of the principal amount of the Designated Securities, plus accrued interest from _________ to __________ [and accrued amortization[, if any,] from ___________ to ____________]

FORM OF DESIGNATED SECURITIES:

       [Definitive form to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of [The
       Depository Trust Company or its designated custodian] [the Representatives]]

       [Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.]

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

       Federal (same day) funds

TIME OF DELIVERY:

       ____ a.m. (New York City time), _________________, 200_

INDENTURE:

       Indenture dated _____________, 200_, between the Company and __________, as Trustee

MATURITY:

INTEREST RATE:

       [   %] [Zero Coupon] [See Floating Rate Provisions]

INTEREST PAYMENT DATES:

       [months and dates, commencing ....................., 200_]

REDEMPTION PROVISIONS:

       [No provisions for redemption]

       [The Designated Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the amount of [$____] or an integral multiple thereof,

       [on or after ________, ____ at the following redemption prices (expressed in percentages of principal amount). If [redeemed on or before _______, ___%, and if] redeemed during the 12-month period beginning ________,


                                                          REDEMPTION
                         YEAR                                PRICE
                         ----                                -----



       and   thereafter   at  100%  of  their
       principal  amount,  together  in  each
       case  with  accrued  interest  to  the
       redemption date.]

       [on any interest  payment date falling
       on  or  after______,   _____,  at  the
       election   of   the   Company,   at  a
       redemption    price   equal   to   the
       principal amount thereof, plus accrued
       interest to the date of redemption.]]

       [Other possible redemption provisions,
       such  as  mandatory   redemption  upon
       occurrence   of   certain   events  or
       redemption for changes in tax law]

       [Restriction on refunding]

SINKING FUND PROVISIONS:

       [No sinking fund provisions]

       [The Designated Securities are entitled to the benefit of a sinking fund to retire [$______] principal amount of Designated Securities on __________ in each of the years ________ through _____ at 100% of their principal amount plus accrued interest[, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional [$______] principal amount of Designated Securities in the years ________ through _________ at 100% of their principal amount plus accrued interest.]

       [If Designated Securities are extendable debt securities, insert--

EXTENDABLE PROVISIONS:

       Designated Securities are repayable on _________, _______ [insert date and years], at the option of the holder, at their principal amount with accrued interest. The initial annual interest rate will be _____%, and thereafter the annual interest rate will be adjusted on _________, and __________ to a rate not less than _____% of the effective annual interest rate on U.S. Treasury obligations with ______-year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

      [If Designated Securities are floating rate debt securities, insert--

FLOATING RATE PROVISIONS:

       Initial annual interest rate will be ____% through ______ [and thereafter will be adjusted [monthly] [on each _______, ______, ______ and _____] [to an annual rate of ___% above the average rate for _______-year [month][securities][certificates of deposit] issued by ______________ and _______________ [insert names of banks].] [and the annual interest rate [thereafter] [from ______ through _______] will be the interest yield equivalent of the weekly average per annum market discount rate for ______-month Treasury bills plus ____% of Interest Differential (the excess, if any, of (i) the then current weekly average per annum secondary market yield for ______-month certificates of deposit over (ii) the then current interest yield equivalent of the weekly average per annum market discount rate for ______-month Treasury bills); [from __________ and thereafter the rate will be the then current interest yield equivalent plus ___% of Interest Differential].]

DEFEASANCE PROVISIONS:



CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:



ADDITIONAL CLOSING CONDITIONS:

     Paragraph 7(h) of the Underwriting Agreement should be modified in the event that the Securities are denominated in, indexed to, or principal or interest are paid in, a currency other than the U.S. dollar, more than one currency or in a composite currency. The country or countries issuing such currency should be added to the banking moratorium and hostilities clauses and the following additional clause should be added to the paragraph (the entire paragraph should be restated, as amended):

           ";( ) the imposition of the proposal of exchange controls by any governmental authority in [insert the country or countries issuing such currency, currencies or composite currency]".



NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives:

     Address for Notices, etc.:

[OTHER TERMS]*:




------------------------

                                                                      Annex I(a)




August 15, 2000

Allegheny Energy, Inc.
and
Goldman, Sachs & Co.,
Salomon Smith Barney, Inc.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets, Inc.


Ladies and Gentlemen:

We have audited the consolidated financial statements and financial statement schedule of Allegheny Energy, Inc. (the "Company") as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in Allegheny Energy, Inc's. Annual Report on Form 10-K for the year ended December 31, 1999 incorporated by reference in the registration statement (No. 333-41638) on Form S-3 filed by the Company under the Securities Act of 1933 (the "Act"); our reports with respect thereto are also incorporated by reference in such registration statement. Such registration statement, including the Prospectus Supplement dated August 15, 2000, is herein referred to as the "Registration Statement".

In connection with the Registration Statement:

1. We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC).

2. In our opinion, the consolidated financial statements and financial statement schedule audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

3. We have not audited any consolidated financial statements of the Company as of any date or for any period subsequent to December 31, 1999; although we have conducted an audit for the year ended December 31, 1999, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 1999 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet as of June 30, 2000 and the unaudited consolidated statements of income and the consolidated statements of cash flows for the six-month periods ended June 30, 2000 and 1999 included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2000, incorporated by reference in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 1999.

4. For purposes of this letter we have read the 2000 minutes of the meetings of the Board of Directors of the Company as set forth in the minute books as of August 11, 2000, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein (except for minutes of the July 12, 2000 Board of Director meeting which was not approved in final form, for which drafts were provided to us; officials of the Company have represented that such drafts include all substantive actions taken at such meeting), and have carried out other procedures to August 11, 2000 (our work did not extend to the period from August 12, 2000 to August 15, 2000, inclusive), as follows:

     a. With respect to six-month periods ended June 30, 2000 and 1999, we have:

          (i) performed the procedures (completed on August 11, 2000) specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited consolidated financial statements, described in 3, included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2000, incorporated by reference in the Registration Statement; and

          (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited financial statements referred to under a.(i) above comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

     b.   With respect to the period from July 1, 2000 to July 31, 2000, we have

          (i) read the unaudited consolidated financial data of the Company and subsidiaries for of both July 2000 and 1999 furnished us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to July 31, 2000 were available; and

          (ii) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited financial data referred to under b.(i) above are stated on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Registration Statement.

     The foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

     a. (i) Any material modification should be made to the unaudited consolidated financial statements described in 3, incorporated by reference in the Registration Statement, for them to be in conformity with accounting principles generally accepted in the United States.

          (ii) The unaudited consolidated financial statements described in 3, do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

     b. (i) at July 31, 2000 there was any change in the common stock, increase in long-term debt or decrease in stockholders' equity of the Company as compared with amounts shown in the June 30, 2000 unaudited consolidated balance sheet incorporated by reference in the Registration Statement except for the amortization of debt discount expenses or (ii) for the period from July 1, 2000 to July 31, 2000, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total operating revenues, operating income or income before extraordinary items, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur, and except as follows (dollars in thousands):

                                 Month ending     Month ending
                                 July 31, 2000    July 31, 1999   Increase(Decrease)
                                 -------------    -------------   ------------------

Total operating revenues             $275,843          $284,789           ($8,946)
Operating income                      $37,625           $49,905          ($12,280)
Income before extraordinary
      Items                           $19,734           $35,647          ($15,913)

6. As mentioned in 4.b., Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to July 31, 2000 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after July 31, 2000 have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (i) at August 11, 2000 there was any change in common stock, increase in long-term debt, or decrease in stockholders' equity of the Company as compared with amounts shown on the June 30, 2000 unaudited consolidated balance sheet, incorporated by reference in the Registration Statement, except for the amortization of debt discount expenses, or (ii) for the period from July 1, 2000 to August 11, 2000, there were any decreases, as compared with the corresponding period in the preceding year, in total operating revenues, operating income or income before extraordinary items. On the basis of these inquiries and our reading of the minutes as described in 3, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur. Officials of the Company are unable to quantify the change, as compared with the corresponding period in the preceding year, in total operating revenues, operating income or income before extraordinary items due to the lack of availability of financial information.

7. For purposes of this letter, we have also read the items identified by you on the attached copy of the Registration Statement and documents incorporated by reference in the Registration Statement and have performed the following procedures, which were applied as indicated with respect to the symbols explained below (dollars in thousands):


     A. We agreed the amount with the corresponding amount as set forth in the unaudited consolidated financial statements of the Company included in Form 10-Q for the quarter ended June 30, 2000 and found them to be in agreement.

     B. We agreed the amount with the corresponding amount as set forth in the unaudited consolidated financial statements of the Company included in Form 10-Q for the quarter ended June 30, 1999 and found them to be in agreement.

     C. We agreed the amount with the corresponding amount as set forth in the Company's accounting records for the six months ended June 30, 2000.

     D. We agreed the amount with the corresponding amount as set forth in the unaudited consolidated financial statements of the Company included in Form 10-Q for the quarter ended March 31, 2000, incorporated by reference in this Registration Statement, and found them to be in agreement.

     E. We recomputed the amount by adding the second quarter charge of $3,216 to net income for the six months ended June 30, 1999 as set forth in the Form 10-Q for the quarter ended June 30, 1999, and found them to be in agreement.

     F. We recomputed the amount by (a) subtracting the corresponding amount as set forth in the Company's unaudited Consolidated Statement of Income for the six months ended June 30, 1999, as set forth in the Form 10-Q for the quarter ended June 30, 1999 from the corresponding amount for the year ended December 31, 1999, as set forth in the Consolidated Statement of Income, as set forth in the Company's 1999 Form 10-K, (b) adding the corresponding amount as set forth in the Company's unaudited Consolidated Statement of Income for the six months ended June 30, 2000,

          (c) adding the following extraordinary charges and other transactions, as set forth in the Company's accounting records; West Virginia, Maryland and Pennsylvania extraordinary charge of $87,455, Reacquired debt, extraordinary charge of $10,018, Merger Related Costs of $11,801, Davis pumped-storage generation project costs of $8,160, and
          (d) subtracting insurance/litigation settlements of $1,715 as set forth in the Company's accounting records, and found them to be in agreement.

     G. We recomputed the amount by (a) subtracting the corresponding amount as set forth in the Company's unaudited Consolidated Statement of Income for the six months ended June 30, 1998, as set forth in the Company's Form 10-Q for the quarter ended June 30, 1998, from the corresponding amount for the year ended December 31, 1998, as set forth in the Consolidated Statement of Income, as set forth in the Company's 1999 Form 10-K, (b) adding the corresponding amount as set forth in the Company's unaudited Consolidated Statement of Income for the six months ended June 30, 1999, as set forth in the Company's Form 10-Q for the quarter ended June 30, 1999, (c) adding the following extraordinary charges and other transactions, as set forth in the Company's accounting records; West Virginia, Maryland and Pennsylvania Extraordinary Charges of $9,980, Insurance/Litigation Settlements of $3,216 and Pennsylvania Settlement Costs of $23,748 and found them to be in agreement.

     H. We agreed the amount with the corresponding amount as set forth in the Company's accounting records for the six months ended June 30, 1999 and found them to be in agreement

     I. We recomputed the amount from corresponding amounts set forth in the Company's accounting records for the three months ended March 31, 2000, the six months ended June 30, 2000 and the years ended December 31, 1999 to 1995, and found them to be in agreement.

     J. We obtained the amount from information included in Company prepared schedules derived from the Company's accounting records and found them to be in agreement. We make no comment with respect to the portion of the rentals deemed to be representative of the interest factor.

     K. We compared the amount with the corresponding amounts as set forth in the attached schedules, "Computation in Support of Ratio of Earnings to Fixed Charges" and found them to be in agreement.

8. Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

9. It should be understood that we make no representations as to questions of legal interpretation or regarding the sufficiency for the purposes of Goldman, Sachs & Co., Salomon Smith Barney, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated & Co. and PNC Capital Markets, Inc. (collectively, "the Underwriters") of the procedures enumerated in the preceding paragraphs also, such procedures would not necessarily reveal any material misstatement of the amounts referred to therein. Further, we have addressed ourselves solely to the foregoing data as set forth or incorporated by reference in the Registration Statement and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

10. This letter is solely for the information of the addressees and to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours very truly,


/s/ PricewaterhouseCoopers
--------------------------

                                                                      Annex I(b)






______, 2000


Ladies and Gentlemen:

We refer to our letter of ______, 2000 relating to the Registration Statement (No. 333-41638), including the Prospectus Supplement (collectively referred to herein as the "Registration Statement") dated _____, 2000 of Allegheny Energy, Inc. (the Company). We reaffirm as of the date hereof all statements made in that letter, except that for purposes of this letter:

1. The reading of the minutes described in paragraph 4 has been carried out through _____, 2000, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein (except for minutes of the ______, 2000 Board of Directors meeting which were not approved in final form, for which drafts were provided to us: officials of the Company have represented that such drafts include all substantive actions taken at such meeting)

2. The procedures and inquiries covered in paragraph 4 of that letter were carried out to _____, 2000 (our work did not extend to the period from ______, 2000 to _____, 2000, inclusive).

3. The references to ______, 2000 in paragraph 6 of that letter are changed to ______, 2000.

This letter is solely for the information of the addressees and to assist _____________ in conducting and documenting their investigation of the affairs of the Company in connection with the Registration Statement, and is not to be used circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that references may be made to it in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours very truly,

                                                                     Annex II(a)

              Form of Opinion of the Counsel for the Underwriters
                   [Simpson Thacher & Bartlett Letterhead]





                                                    August 18, 2000

Goldman, Sachs & Co.
Salomon Smith Barney, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
PNC Capital Markets, Inc.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Ladies and Gentlemen :

                 We have acted as your counsel in connection with the

purchase by you of $165,000,000 aggregate principal amount of 7.750% Notes due August 1, 2005 (the "Notes") of Allegheny Energy, Inc., a Maryland

corporation (the "Company"), pursuant to the pricing agreement dated August

15, 2000 (the "Pricing Agreement") between you and the Company which incorporates by reference the underwriting agreement, dated August 15, 2000

(together with the Pricing Agreement, the "Underwriting Agreement").

                 We have examined the Registration Statement on Form S-3

(File No. 333-41638) filed by the Company under the Securities Act of 1933,

as amended (the "Act"), as it became effective under the Act (the

"Registration Statement"); the Company's prospectus dated July 18, 2000, as supplemented by the prospectus supplement dated August 15, 2000 (the

"Prospectus"), filed by the Company pursuant to Rule 424(b)

of the rules and regulations of the Securities and Exchange Commission (the

"Commission") under the Act, which pursuant to Form S-3 incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1999, the Quarterly Report on Form 10-Q of the Company for

the quarter ended March 31, 2000 and the Current Reports on Form 8-K of the

Company dated March 6, March 7, April 27, May 24, June 5, July 27, and August

16, 2000 (the "Exchange Act Documents"), each as filed under the Securities

Exchange Act of 1934, as amended (the "Exchange Act"); and the Indenture dated as of July 26, 2000 (the "Indenture") between the Company and Bank One

Trust Company, N.A., as Trustee (the "Trustee") relating to the Notes. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals or copies,

certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                 In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

                 Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

              1. The Company has been duly incorporated and is existing and in good standing as a corporation under the laws of the State of Maryland.

              2. The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

              3. The Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

              4. The statements made in the Prospectus under the caption "Description of Securities We May Offer" and "Description of the Notes," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

              5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                 Our opinions set forth in paragraphs 2 and 3 above are

subject to the effects of bankruptcy, insolvency, fraudulent conveyance,

reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                 All legal proceedings taken by the Company in connection

with the offering of the Notes, and the legal opinions, dated the date hereof, rendered to you by Robert R. Winter, Esq., Deputy General Counsel of

Allegheny Energy Service Corporation and Sullivan & Cromwell, counsel for the

Company, pursuant to the Underwriting Agreement, are in form satisfactory to

us. Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Maryland, we have relied upon the opinion of Robert R. Winter, Esq., the Deputy General Counsel of

Allegheny Energy Service Corporation.

                 We have not independently verified the accuracy,

completeness or fairness of the statements made or included in the

Registration Statement, the Prospectus or the Exchange Act Documents and take no responsibility therefor, except as and to the extent set forth in paragraph 4 above.  In the course of the preparation by the Company of the

Registration Statement and the Prospectus (excluding the Exchange Act

Documents), we participated in conferences with certain officers and employees of the Company, with representatives of Pricewaterhouse Coopers LLP and with counsel to the Company. We did not participate in the preparation of the Exchange Act Documents.  Based upon our examination of the Registration

Statement, the Prospectus and the Exchange Act Documents, our investigations made in connection with the preparation of the Registration Statement and the

Prospectus (excluding the Exchange Act Documents) and our participation in the conferences referred to above, (i) we are of the opinion that the

Registration Statement, as of its effective date, and the Prospectus, as of

August 15, 2000, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder and that the Exchange Act Documents complied as to form when filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the

Commission thereunder, except that in each case we express no opinion with respect to the financial statements or other financial data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents, and (ii) we have no reason to believe that the

Registration Statement, as of its effective date (including the Exchange Act

Documents on file with the Commission on such effective date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (including the Exchange Act

Documents) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements or other financial data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents.

                 We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the

State of New York, the federal law of the United States and, to the extent set forth herein, the laws of the State of Maryland.

                 This opinion letter is rendered to you in connection with

the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.



                                                   Very truly yours,



                                                   SIMPSON THACHER & BARTLETT

                                                                     Annex II(b)










Dear Sirs:

         In connection with the purchase today by you pursuant to the Pricing Agreement, dated __________, 2000, between Allegheny Energy, Inc., a Maryland corporation (the "Company"), and you, of $__________ principal amount of the Company's ___% Notes due _________ (the "Securities") issued pursuant to the Indenture, dated as of July 26, 2000, between the Company and Bank One Trust Company, N.A., as the trustee (the "Trustee"), I, as counsel for the Company, or attorneys under my supervision, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

         On the basis of the foregoing, I am of the opinion that:

         1. The Company has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power to own and operate its properties and to carry on its business as described in the Prospectus dated July 21, 2000 (the "Prospectus") as supplemented by the Prospectus Supplement dated _________, 2000 (the "Prospectus Supplement"). To the best of my knowledge, other than as set forth in the Prospectus as supplemented by the Prospectus Supplement, there are no material pending legal proceedings to which the Company is or may be a party or of which property of the Company is or may be the subject which depart from the ordinary routine litigation incident to the kinds of business conducted by the Company.

         2. The Underwriting Agreement, dated August 15, 2000, between the Company and you (the "Underwriting Agreement") and the Pricing Agreement with respect to the Securities have been duly authorized, executed and delivered by the Company.

         3. The Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented.

         4. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act").

         5. The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Underwriting Agreement and the Pricing Agreement with respect to the Securities and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to me to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By- laws of the Company or any statute or any order, rule or regulation known to me of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

         6. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Pricing Agreement or the Indenture, except such as have been obtained under the Securities Act of 1933 (the "Act"), the Public Utility Holding Company Act of 1935, the Trust Indenture Act and all Maryland state laws and regulations and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

         7. The statements set forth in the Prospectus under the caption "Description of Securities We May Offer", and in the Prospectus Supplement under the caption "Description of Notes" insofar as they purport to constitute a summary of the terms of the Securities and in the Prospectus under the caption "Plan of Distribution" and under the caption of "Underwriting" in the Prospectus Supplement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, and complete in all material respects.

         8. The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which I express no opinion), when they became effective or were filed with the Securities and Exchange Commission (the "Commission"), as the case may be, complied as to form in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as applicable, and the rules and regulations of the Commission thereunder; and I have no reason to believe that any of such documents (other than the financial statements and related schedules therein, as to which I express no opinion) when they became effective or were so filed, as the case may be, contained, in the case of the Registration Statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

         9. The Registration Statement and the Prospectus as supplemented by the Prospectus Supplement and any further amendments and supplements thereto made by the Company prior to the delivery of the Securities (other than the financial statements and related schedules therein, as to which I express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; although I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in paragraph 8, I have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the delivery of the Securities (other than the financial statements and related schedules therein, as to which I express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as supplemented by the Prospectus Supplement or any further amendment or supplement thereto made by the Company prior to the delivery of the Securities (other than the financial statements and related schedules therein, as to which I express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the delivery of the Securities, either the Registration Statement or the Prospectus as supplemented by the Prospectus Supplement or any further amendment or supplement thereto made by the Company prior to the delivery of the Securities (other than the financial statements and related schedules therein, as to which I express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and I do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as supplemented by the Registration Statement or required to be described in the Registration Statement or the Prospectus as supplemented by the Prospectus Supplement which are not filed or incorporated by reference or described as required.

         The foregoing opinion is limited to the Federal laws of the United States and the laws of the States of New York and Maryland and I am expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of New York law, I have, with your approval, relied upon the opinion, dated the date hereof, of Sullivan & Cromwell, and my opinion is subject to the same assumptions and qualifications with respect to such matters as are contained in such opinion.

         Also, with your approval, I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible, and I have assumed that the Securities will conform to the specimen thereof examined by me, and that the signatures on all documents examined by me are genuine, assumptions which we have not independently verified.

                                            Very truly yours,

                                                                     Annex II(c)













Dear Sirs:

         In connection with the purchase today by you pursuant to the Pricing Agreement (the "Pricing Agreement"), dated August __, 2000, among Allegheny Energy Inc., a Maryland corporation (the "Company") and you, of $__________ principal amount of the Company's __% Notes due ____ (the "Securities") issued pursuant to the Indenture, dated as of July 26, 2000 (the "Indenture"), between the Company and Bank One Trust Company, N.A., as trustee (the "Trustee"), we, as counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, it is our opinion that:

         (1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Maryland.

         (2) The Underwriting Agreement dated as of August 15, 2000 among the Company and you (the "Underwriting Agreement") and the Pricing Agreement have been duly authorized, executed and delivered by the Company.

         (3) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939 and, assuming due authorization, execution and delivery by the Indenture Trustee, constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (4) The Securities have been duly authorized, executed and delivered by the Company and, assuming due authentication thereof by the Trustee and upon payment therefor by you in accordance with the provisions of the Underwriting Agreement and the Pricing Agreement, will constitute valid and legally binding obligations of the

Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         The foregoing opinion is limited to the Federal laws of the United States and the laws of the States of New York and Maryland and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Maryland law, we have, with your approval, relied upon the opinion, dated the date hereof, of Robert R. Winter and our opinion is subject to the same assumptions and qualifications with respect to such matters as are contained in such opinion.

         Also, with your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Securities will conform to the specimen thereof examined by us, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

                                            Very truly yours,

Dear Sirs:

         This is with reference to the registration under the Securities Act of 1933 (the "Act") and offering of $_________ principal amount of __% Notes (the "Securities") of Allegheny Energy, Inc. (the "Company"). The Registration Statement was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the "Commission") permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus dated July 21, 2000 (the "Basic Prospectus"), as supplemented by the Prospectus Supplement dated _________, 2000 (the "Prospectus Supplement"), which updates or supplements certain information contained in the

Basic Prospectus. The Basic Prospectus as so supplemented does not necessarily contain a current description of the Company's business and affairs since, pursuant to Form S-3 it incorporates by reference certain documents filed with the Commission which contain information as of various dates.

         As counsel for the Company, we reviewed the Registration Statement, the Basic Prospectus and the Prospectus Supplement, participated in discussions with your representatives and those of the Company, its internal counsel and its accountants, and advised the Company as to the requirements of the Act and the applicable rules and regulations thereunder. Between the date of the Prospectus Supplement and the time of the delivery of this letter, we participated in further discussions with your representatives and those of the Company and reviewed certificates of certain officials of the Company and the opinions addressed to you from the Company's internal counsel and your counsel being delivered to you on the date hereof. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Act, we confirm to you that, in our opinion, each part of the Registration Statement, when such part became effective, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to our attention in the course of such review has caused us to believe that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also, nothing that has come to our attention in the course of the procedures described in the second sentence of this paragraph has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Prospectus Supplement except for those made under the caption "Description of Securities We May Offer" in the Prospectus and "Description of the Notes" and "Underwriting" in the Prospectus Supplement insofar as they relate to provisions of documents therein described. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus or the Prospectus Supplement.


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         This letter is furnished by us as counsel for the Company to you as
Underwriters of the Securities and is solely for your benefit.

                                            Very truly yours,